UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 23, 2007

TeamStaff, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation or organization)

0-18492 (Commission File Number)	22-1899798 (I.R.S. Employer Identification No.)

1 Executive Drive Somerset, NJ 08873 (Address and zip code of principal executive offices)

(877) 523-9897
(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2007, the Board of Directors of TeamStaff, Inc. (“TeamStaff”) appointed Ms. Cheryl Presuto to the position of Chief Financial Officer, effective immediately. Ms. Presuto, 43, has served as TeamStaff’s Controller since August 2004 and will retain that position and title. Ms. Presuto joined TeamStaff as Accounting Manager in January 2002. From February 1998 through December 2001, Ms. Presuto held various positions of increasing responsibility within the newspaper division of Gannett, Inc., including Senior Staff Accountant, Accounting Manager and Assistant Controller. Prior to joining Gannett, Inc., Ms. Presuto held a number of accounting and consulting positions. She holds a B.S. in accounting from Fairleigh Dickinson University where she graduated summa cum laude. In light of her appointment, the Company intends to enter into a new compensation arrangement with Ms. Presuto in the near future.

Mr. Rick Filippelli, the Company’s Chief Executive Officer and President had served as the Company’s Chief Financial Officer from September 2003 until Ms. Presuto’s appointment. Mr. Filippelli will continue to serve as the Company’s Chief Executive Officer and President. On October 29, 2007, we issued a press release disclosing these events, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated October 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Rick Filippelli
Name:	Rick Filippelli
Title:	President and Chief Executive Officer
Date:	October 29, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 29, 2007.